PROXY
                       NEW ENGLAND COMMUNITY BANCORP, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEW ENGLAND COMMUNITY BANCORP, INC.

       The undersigned holder(s) of the Common Stock of New England Community Bancorp, Inc. ("NECB" or the "Company") do hereby nominate, constitute and appoint Tadeus J. Buczkowski and Gary J. DeNino, jointly and severally, proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of NECB, standing in our name on its books on June 20, 1997 at the Special Meeting of its stockholders to be held at the Windsor office of New England Bank, 176 Broad Street, Windsor, Connecticut, on July 28, 1997 at 8:00 a.m. or at any adjournment thereof with all the powers the undersigned would possess if personally present, as specified hereon.

       Approval of the Reorganization  Agreement and the issuance of NECB Common
Stock   pursuant   thereto  as  described  in  the   accompanying   Joint  Proxy
Statement-Prospectus.

                         FOR        AGAINST        ABSTAIN
                         / /          / /            / /


       If any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes are authorized to vote in accordance with their best judgment.

Please be sure to sign and date this Proxy in the box below.


Date: _______________________________________

                                  ___________________________________________
                                  Shareholder
                                  -------------------------------------------
                                  Co-holder (if any)


                       NEW ENGLAND COMMUNITY BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE ABOVE PROPOSAL.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE TO THE COMPANY OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU ATTEND THE SPECIAL MEETING.

ALL joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give FULL TITLE. If more than one trustee, ALL must sign.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY